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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
INVESTools Inc.:

        We consent to the incorporation by reference in the registration statement on Form S-8 of INVESTools Inc. of our report dated February 26, 2004 relating to the consolidated balance sheets of INVESTools Inc. and subsidiaries, as of December 31, 2003 and 2002 and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the two-year period ending December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-K of INVESTools Inc. The audit report covering the December 31, 2003 financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, on January 1, 2003. The 2001 consolidated financial statements of INVESTools Inc. and subsidiaries accompanying the report, were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements in their report dated April 12, 2002.

/s/ KPMG LLP
Houston, Texas
August 17, 2004

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM